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EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

---------------------------------------- -------------------------------- -----------------------------------
                                                                           Weighted average number of basic
   Summary from unaudited financial        Basic and diluted loss per      and diluted common stock shares
              statements                          common share                       outstanding
---------------------------------------- -------------------------------- -----------------------------------
Three months ended 12/31/1999                       $ (0.00)                         487,932,511
---------------------------------------- -------------------------------- -----------------------------------

Three months ended 12/31/1998                       $ (0.10)                          27,642,692
---------------------------------------- -------------------------------- -----------------------------------